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                                                                   Exhibit 24(a)


                         CONSENT OF INDEPENDENT AUDITORS



        We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 9, 1996 (April 24, 1996 as to Note G) on our audits of Muriel Siebert & Co., Inc. (Siebert Financial Corp.'s wholly-owned subsidiary through which it conducted all of its business activities) as at December 31, 1995 and December 31, 1994 and for each of the years in the three-year period ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


Richard A. Eisner & Company, LLP



New York, New York
December 26, 1996